THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) is dated effective as of the 18th day of September, 2012, by and between DYNAMIC VENTURES CORP., a Delaware corporation (the “Company”), BUNDLED BUILDER SOLUTIONS, INC., a Delaware corporation (“Guarantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Buyer”).

RECITALS

WHEREAS, the Company, Guarantor and the Buyer executed that certain Securities Purchase Agreement dated as of July 31, 2011, as amended by First Amendment to Securities Purchase Agreement dated as of April 30, 2012, as further amended by Second Amendment to Securities Purchase Agreement dated as of June 1, 2012 (collectively, the “SPA”); and

WHEREAS, pursuant to the SPA, the Buyer purchased from the Company a combined, amended and restated senior secured redeemable debenture dated as of June 1, 2012 in the original principal amount of Seven Hundred Seventy Thousand Eight Hundred Thirty-Three and 33/100 Dollars ($770,833.33) (the “Debenture”); and

WHEREAS, in connection with the SPA and the Debenture, the Company and Guarantor executed and delivered to the Buyer various ancillary documents referred to in the SPA as the Transaction Documents; and

WHEREAS, the Company’s obligations under the SPA and the Debenture are secured by the following, all of which are included within the Transaction Documents: (i) a Security Agreement dated as of July 31, 2011, from the Company in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the “Collateral” (as defined in said Security Agreement) of the Company; (ii) a UCC-1 Financing Statement listing the Company, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405613; (iii) a Guaranty Agreement dated as of July 31, 2011 from Guarantor in favor of the Buyer, pursuant to which Guarantor has guaranteed all of the Company’s obligations to Buyer under the Transaction Documents; (iv) a Security Agreement dated as of July 31, 2011, from the Guarantor in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the “Collateral” (as defined in said Security Agreement) of the Guarantor; and (v) a UCC-1 Financing Statement listing the Guarantor, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405555; and

WHEREAS, the Buyer declared an Event of Default by the Company under the SPA, the Debenture and the other Transaction Documents (the “Default”); and

WHEREAS, the parties desire to enter into certain agreements with respect to the Default and other matters as more specifically set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals.  The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

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2. Capitalized Terms.  All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.  In addition, the interpretation provisions of Article III of the SPA shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts.  In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the SPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Interest Only Payments.  Buyer agrees that subject to the Company’s and Guarantor’s continued compliance with the terms and provisions of the SPA, the Debenture and all other Transaction Documents, the Company shall only be required to pay interest only payments under the Debenture for the months of September, October and November, 2012, with full payments of principal, interest and redemption premium to resume in accordance with the terms of the Debenture commencing on December 1, 2012.

5. Representations and Warranties.  The Company and Guarantor each hereby confirm and affirm that all representations and warranties made by each of them under the SPA and all other Transaction Documents (specifically including under Article VI of the SPA) are true, correct and complete as of the date of the SPA, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Company and Guarantor do hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by each of the Company and Guarantor, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

6. Affirmation.  The Company and Guarantor each hereby affirms all of their respective Obligations to the Company under all of the Transaction Documents and each agrees and affirms as follows: (i) that as of the date hereof, except for the Default, the Company and Guarantor, respectively and as applicable, have each performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Transaction Documents to be performed, satisfied or complied with by the Company and Guarantor, as applicable; (ii) that the Company and Guarantor shall continue to perform each and every covenant, agreement and condition set forth in each of the Transaction Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, except for the Default, no default or Event of Default has occurred or is continuing under the SPA or any other Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the SPA or any other Transaction Documents; and (iv) that as of the date hereof, except for the Default, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have a Material Adverse Effect.

7. Ratification.  The Company and Guarantor each hereby acknowledges, represents, warrants and confirms to Buyer that: (i) each of the Transaction Documents executed by the Company and Guarantor, respectively and as applicable, are valid and binding obligations of the Company and Guarantor, respectively and as applicable, enforceable against each of them in accordance with their respective terms; (ii) the Debenture, and all other obligations of the Company and Guarantor under the Debenture, all the Transaction Documents and this Amendment, shall be and continue to be and remain secured by and under the Transaction Documents and all UCC-1’s filed in connection therewith; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Company or Guarantor to or against the enforcement of any of the Transaction Documents; and (iv) no oral representations, statements, or inducements have been made by Buyer, or any agent or representative of Buyer, with respect to the Debenture, the SPA, this Amendment or any other Transaction Documents.

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8. Additional Confirmations.  The Company and Guarantor each hereby represents, warrants and covenants as follows: (i) that the Buyer’s security interests in all of the “Collateral” (as such term is defined in the Security Agreement executed by the Company and the Security Agreement executed by Guarantor, as applicable to each of the Company and Guarantor) are and remain valid, perfected, first-priority security interests in such Collateral, respectively and as applicable, and neither the Company, nor Guarantor, has granted any other Encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, respectively and as applicable.

9. Buyer’s Conduct.  As of the date of this Amendment, the Company and Guarantor each hereby acknowledges and admits that: (i) the Buyer has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the SPA or any other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the SPA or the Transaction Documents, except as expressly set forth herein, the Debenture, or in the SPA and other Transaction Documents.

10. Issuance of Stock.

(a) Share Issuance.  The Company shall pay to Buyer, on a date that is at least sixty-one days (61) from the date of this Amendment, or at any time thereafter upon written notice from the Buyer to the Company, a fee for corporate advisory and investment banking services provided by the Buyer to the Company prior to the date of this Amendment by issuing to Buyer that number of shares of the Company’s Common Stock (the “Shares”) that equal to a dollar amount equal to $100,000.00 (the “Share Value”).  For purposes of determining the number of Shares issuable to Buyer under this Section 10(a), the Company’s Common Stock shall be valued at the volume weighted average price as of the close of the business day immediately prior to the date the Buyer informs the Company that the Shares issuable hereunder are to be issued (the “Valuation Date”), as reported by Bloomberg (the “VWAP”).  The Buyer shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Shares issuable to the Buyer based on such price.  The Company shall instruct its transfer agent to issue certificates representing the Shares immediately upon a determination of the number of Shares so issuable in accordance with this Section 10(a), and shall cause its transfer agent to deliver such certificates to Buyer within five (5) business days from such date.  In the event such certificates representing the Shares shall not be delivered to the Buyer within said five (5) business day period, same shall be an immediate default under the SPA, this Amendment, the Debenture and the other Transaction Documents.  The Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock, and shall be deemed fully earned as of the date the Company executes this Amendment.

(b) Redemption.  The Company hereby agrees that it shall redeem the Shares in seven (7) equal monthly installments, commencing on December 1, 2012, and on the first (1st) day of each consecutive calendar month thereafter.  In that regard, the Company shall redeem one seventh (1/7) of the Shares for a payment of $14,285.71 (each such payment, when received by Buyer, resulting in the redemption of 1/7th of the Shares), which payment shall be made to Buyer in good and cleared United States currency by wire transfer to an account designated by Buyer to the Company from time to time.  Buyer shall not be required to physically surrender any certificates representing the Shares to the Company, unless and until the entire amount of the Shares have been so redeemed for the Share Value. Accordingly, each time a redemption payment is made as contemplated hereby, such payment shall have the effect of lowering the number of Shares represented by any certificates held by the Buyer in an amount as set forth above (or such greater proportional amount, if a redemption in any given month is made for more than what is required hereby).  The Buyer and the Company shall maintain records showing the amounts paid in redemption of Shares from time to time.  In the event the Company fails at any time to timely make a redemption payment when due under this Section 10, then such failure shall be a breach and an Event of Default under the SPA, the Debenture, and all other Transaction Documents.  In addition to all rights and remedies that Buyer may have, at law or in equity, arising from such a breach or Event of Default, the Buyer shall also have the right, but not the obligation, to at any time thereafter convert any of the Shares and sell same in the Principal Trading Market, or otherwise, and the Company’s redemption rights under this Section 10, in such event, shall only be applicable with respect to any portion of the Shares then remaining in Buyer’s possession.

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11. Redefined Terms.  The term “Transaction Documents,” as defined in the SPA and as used in this Amendment, shall be deemed to refer to and include this Amendment and all other documents or instruments executed in connection with this Amendment.  The term “Securities,” as defined in the SPA, shall be deemed to refer to and include the Shares issued pursuant to this Amendment, and any additional Common Stock or other securities of the Company at any time issued to Buyer in connection with the SPA, this Amendment or any other Transaction Documents.  The term “SEC Documents,” as defined in the SPA, shall be deemed to refer to and include all filings made by the Company with the SEC between the date of the Second Amendment to the SPA and the date of this Amendment.

12. Default.  Upon Buyer’s receipt of a fully executed counterpart of this Amendment signed by the Company and Guarantor, the Buyer agrees that the Default shall be deemed withdrawn, and of no further force or effect, provided, however, nothing herein shall be deemed a waiver by Buyer of any action, inaction or conduct on the part of the Company and Guarantor giving rise to the Default, or otherwise limit the Buyer’s ability to declare any default or Event of Default under any of the Transaction Documents after the date hereof, or to otherwise enforce its rights under the Transaction Documents in the event the Company and/or Guarantor breach any of the terms, provisions, covenants, representations, or warranties set forth in any of the Transaction Documents, whether such breach arose prior to, or after, the date hereof.

13. Representations and Warranties of the Company and Guarantor.  The Company and Guarantor each hereby makes the following representations and warranties to the Buyer:

(a) Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Company and Guarantor of this Amendment, and all other documents executed and delivered in connection herewith, and the performance by Company and Guarantor of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company, by Guarantor and their respective boards of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of the Company, Guarantor, their respective boards of directors, stockholders or any other Person is necessary or required by the Company to execute this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Company’s and Guarantor’s Obligations hereunder and thereunder.  This Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Company and Guarantor (and the officer executing this Agreement and all such other documents is duly authorized to act and execute same on behalf of the Company and Guarantor) and constitute the valid and legally binding agreements of the Company and Guarantor, enforceable against the Company and Guarantor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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14. Indemnification.  The Company and Guarantor each, jointly and severally, hereby indemnifies and holds the Buyer Indemnified Parties, and each of them, harmless from and against any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment.

15. Release.  As a material inducement for Buyer to enter into this Amendment, the Company and Guarantor each do hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharge each of the Buyer Indemnified Parties and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Company and Guarantor ever had, now have, or which any successor or assign of the Company or Guarantor hereafter can, shall or may have against any of the Buyer Indemnified Parties, for, upon or by reason of any matter, cause or thing whatsoever related to the SPA, this Amendment or any other Transaction Documents, or any of the Securities, through the date hereof.  The Company and Guarantor further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws of the State of Florida. In addition to, and without limiting the generality of foregoing, the Company and Guarantor further covenant with and warrant unto the Buyer and each of the other Buyer Indemnified Parties, that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against Buyer or any other Buyer Indemnified Party, or the obligation of the Company and Guarantor to comply with the terms and provisions of the SPA, this Amendment and all other Transaction Documents.

16. Effect on Agreement and Transaction Documents.  Except as expressly amended by this Amendment, all of the terms and provisions of the SPA, the Debenture, and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

17. Waiver.  This Amendment shall not be deemed or construed in any manner as a waiver by the Buyer of any Claims, defaults, Events of Default, breaches or misrepresentations by the Company or Guarantor under the SPA, any other Transaction Documents, or any of Buyer’s rights or remedies in connection therewith.

18. Execution.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

19. Fees and Expenses.

(a) Document Review and Legal Fees.  The Company agrees to pay to the Buyer or its counsel a legal fee equal to Two Thousand Five Hundred and No/100 Dollars ($2,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith which shall be due and payable simultaneous with the execution hereof by the Company and Guarantor.

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20. Additional Fund-Raising Events.  In the event the Company or Guarantor shall engage in or otherwise enter into, or plan to enter into, any transaction that will raise funds for the Company and/or Guarantor, whether through the issuance and sale of equity, debt or other securities, through debt financing, or any other fund-raising or financing outside the Ordinary Course of Business of the Company and Guarantor (any such transaction hereinafter referred to as a “Funding Transaction”), then the Company and Guarantor shall promptly notify the Buyer of such Funding Transaction and the detailed terms associated with same, and the Company and Guarantor agree and acknowledge that, as a condition to the Company and Guarantor’s ability to consummate any such Funding Transaction after the date hereof, Buyer may, in its sole discretion, resume or alter the payment schedule under the Debenture with the intent of putting Buyer in the same position it would have been had Buyer not made the concessions set forth in Section 4 above, using proceeds of the Funding Transaction.  Such altered payment schedule may include, in the Buyer’s sole discretion, payment or withholding of amounts to pay the redemption obligation of the Company hereunder with respect to the Shares.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

DYNAMIC VENTURES CORP., a Delaware corporation

By: /s/ Paul Kalkbrenner
Name: Paul Kalkbrenner
Title: Chief Executive Officer and President
Date: September 19, 2012

GUARANTOR:

BUNDLED BUILDER SOLUTIONS, INC., a Delaware corporation

By:/s/ Paul Kalkbrenner
Name: Paul Kalkbrenner
Title: Chief Executive Officer and President
Date: September 19, 2012

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.,
Its general partner

By: /s/ Robert Press
Name: Robert Press Title: Director
Date: September 19, 2012

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